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 First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                               Three Months Ended June 30,
                                                 --------------------
                                                   2001         2000
                                                 -------      -------
 Net income ..................................  $ 25,329     $ 20,533
                                                 =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period    97,069       95,392
   Other issuances of common stock ...........       696          552
   Purchases of treasury stock ...............        --           (4)
                                                 -------      -------
 Weighted average common and common share
   equivalents................................    97,765       95,940
                                                 =======      =======
 Net income per common share..................  $    .26     $    .21
                                                 =======      =======


                                               Six Months Ended June 30,
                                                 --------------------
                                                   2001         2000
                                                 -------      -------
 Net income ..................................  $ 49,729     $ 40,145
                                                 =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period    96,408       95,312
   Other issuances of common stock ...........       862          825
   Purchases of treasury stock ...............        --         (413)
                                                 -------      -------
 Weighted average common and common share
   equivalents................................    97,270       95,724
                                                 =======      =======
 Net income per common share..................  $    .51     $    .42
                                                 =======      =======



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 First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In 000's except per share amounts) (Unaudited)


                                               Three Months Ended June 30,
                                                 --------------------
                                                   2001         2000
                                                 -------      -------
 Net income ..................................  $ 25,329     $ 20,533
                                                 =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period    97,069       95,392
   Other issuances of common stock ...........       696          552
   Purchases of treasury stock ...............        --           (4)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options.     4,631        4,028
                                                 -------      -------
 Weighted average common and common share
   equivalents................................   102,396       99,968
                                                 =======      =======
 Net income per common share..................  $    .25     $    .21
                                                 =======      =======

                                               Six Months Ended June 30,
                                                 --------------------
                                                   2001         2000
                                                 -------      -------
 Net income ..................................  $ 49,729     $ 40,145
                                                 =======      =======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period    96,408       95,312
   Other issuances of common stock ...........       862          825
   Purchases of treasury stock ...............        --         (413)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options.     4,764        3,820
                                                 -------      -------
 Weighted average common and common share
   equivalents................................   102,034       99,544
                                                 =======      =======
 Net income per common share..................  $    .49     $    .40
                                                 =======      =======

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